Exhibit 99.1

Bruker Reports Fourth Quarter and Fiscal Year 2021 Financial Results

•	Q4 2021 revenues $683.5M, up 8.9% year-over-year (yoy); organic revenue growth of 11.4% yoy

•	Q4 2021 GAAP EPS $0.50; non-GAAP EPS $0.59, up $0.01 yoy

•	FY 2021 revenues of $2.42B, up 21.7% yoy; organic revenue growth of 19.1% yoy

•	FY 2021 GAAP EPS $1.81; non-GAAP EPS $2.10, up 55.6% yoy

•

Solid organic revenue and non-GAAP EPS growth expected in FY 2022, with significant investments in Project Accelerate 2.0 initiatives, particularly in proteomics, spatial biology, semicon metrology and biopharma

BILLERICA, Massachusetts – February 11, 2022 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for its fourth quarter and for the fiscal year ended December 31, 2021.

Fourth Quarter 2021 Financial Results

Bruker’s revenues for the fourth quarter of 2021 were $683.5 million, an increase of 8.9% compared to $627.5 million in the fourth quarter of 2020. In the fourth quarter of 2021, revenues increased 11.4% organically year-over-year. Growth from acquisitions was 0.3%, while foreign currency translation had a negative effect of 2.8%.

Fourth quarter 2021 Bruker Scientific Instruments (BSI) revenues of $629.2 million increased 9.5% year-over-year, with organic revenue growth of 11.8%. Fourth quarter 2021 Bruker Energy & Supercon Technologies (BEST) revenues of $57.8 million increased 5.7% year-over-year. Organic growth for BEST, net of intercompany eliminations, was 6.8%.

Fourth quarter 2021 GAAP operating income was $125.4 million, compared to $112.8 million in the fourth quarter of 2020, representing GAAP operating margins of 18.3%, and 18.0%, respectively. Non-GAAP operating income was $143.8 million in the fourth quarter of 2021, compared to $141.1 million in the fourth quarter of 2020. Bruker’s fourth quarter 2021 non-GAAP operating margin was 21.0%, a decline of 150 basis points (bps) compared to 22.5% in the fourth quarter of 2020. The decline was primarily due to the impact of ramping commercial investments in Project Accelerate 2.0, unfavorable revenue mix and supply chain challenges.

Fourth quarter 2021 GAAP diluted earnings per share (EPS) were $0.50, compared to $0.45 in the fourth quarter of 2020. Fourth quarter 2021 non-GAAP diluted EPS were $0.59, an increase of 1.7% compared to $0.58 in the fourth quarter of 2020.

Fiscal Year 2021 Financial Results

For fiscal year (FY) 2021, Bruker’s revenues were $2,417.9 million, an increase of 21.7% from $1,987.5 million in FY 2020. In FY 2021, revenues increased 19.1% organically year-over-year. Growth from acquisitions was 0.4%, while foreign currency translation contributed favorably by 2.2%.

In FY 2021, BSI revenues of $2,208.1 million increased 22.0% compared to 2020, including organic growth of 19.4%. FY 2021 BEST revenues of $223.8 million increased 18.1% compared to 2020. Organic growth for BEST, net of intercompany eliminations, was 15.5%.

In FY 2021, GAAP operating income was $413.3 million, compared to $248.3 million in 2020, representing GAAP operating margins of 17.1% and 12.5%, respectively. Non-GAAP operating income in 2021 was $470.2 million, compared to $317.2 million in 2020. Bruker’s non-GAAP operating margin in 2021 was 19.4%, an increase of 340 bps compared to 16.0% in 2020. The significant 2021 operating margin expansion was primarily driven by favorable gross margin performance from our high-growth, high-margin Project Accelerate 2.0 initiatives, together with operational excellence and volume leverage. Return on invested capital (RoIC), a non-GAAP measure, for 2021 was 27.6%, compared to 21.2% for 2020.

Fiscal year 2021 GAAP diluted EPS were $1.81, compared to $1.02 in 2020. FY 2021 non-GAAP diluted EPS were $2.10, up 55.6% compared to $1.35 in 2020. The year-over-year increases in the Company’s GAAP and non-GAAP operating income, operating margins and diluted EPS were primarily due to higher revenues, higher gross margins and operating leverage compared to FY 2020, which had been negatively affected by the COVID-19 pandemic.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Frank H. Laukien, President and CEO of Bruker, commented: “Bruker finished 2021 strongly, with excellent full-year operating and financial improvements, despite supply chain challenges. In FY 2021, we delivered 19% organic revenue growth, 340 bps of non-GAAP operating margin expansion and more than 50% non-GAAP EPS growth, all with a return on invested capital above 25%. We advanced our Project Accelerate 2.0 initiatives and invested in productivity and operational excellence, with a focus on our key opportunities in proteomics and spatial biology.”

Dr. Laukien continued: “Demand for our innovative and differentiated products and solutions continues to be strong, with FY 2021 high teens percentage year-over-year growth in both our BSI segment organic bookings and BSI backlog. Supply chain and inflation challenges will likely persist through H1 2022, but we expect to deliver solid organic revenue and earnings growth also in FY 2022. We intend to make additional strategic marketing, commercial and R&D investments in our high-growth, high-margin Project Accelerate 2.0 initiatives, particularly in proteomics, spatial biology, semicon metrology and biopharma.”

Fiscal Year 2022 Financial Outlook

For FY 2022, Bruker expects approximately 5% to 7% year-over-year revenue growth, including:

•	organic revenue growth of approximately 6% to 8%,

•	M&A contribution of approximately 1%, and

•	foreign currency translation headwind of approximately -2%.

In FY 2022, Bruker expects non-GAAP operating margin expansion of 30 bps to 60 bps year-over-year, from 19.4% in FY 2021. For 2022, Bruker anticipates a return to its historical pattern where first-half operating margins are about 500-600 bps lower than second-half operating margins. Bruker plans R&D investments of approximately 10% of revenue during FY 2022.

Finally, Bruker expects FY 2022 non-GAAP EPS of $2.29 to $2.33, a 9% to 11% increase year-over-year.

Bruker’s revenue growth, non-GAAP operating margin expansion and non-GAAP EPS guidance for FY 2022 are based on foreign exchange rates as of December 31, 2021.

For the Company’s outlook for FY 2022, organic revenue growth, non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, February 11, 2022 at 8:30 a.m. Eastern Standard Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q4 2021 Earnings Webcast” hyperlink. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international) and referencing “Bruker’s Fourth Quarter 2021 Earnings Conference Call”. A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering replay access code: 5295955. The replay will be available beginning one hour after the end of the conference call through March 11, 2022.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high performance scientific instruments and high value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular and cell biology research, in applied and pharma applications, in microscopy and nanoanalysis, as well as in industrial applications. Bruker offers differentiated, high-value life science and diagnostics systems and solutions in preclinical imaging, clinical phenomics research, proteomics and multiomics, spatial and single-cell biology, functional structural and condensate biology, as well as in clinical microbiology and molecular diagnostics. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth or decline, free cash flow and return on invested capital, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders. We define return on invested capital (ROIC) as non-GAAP operating profit after income tax divided by average total capital, which we define as debt plus equity minus cash and cash equivalents. We believe ROIC is an important measure of how effectively the Company invests its capital.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance, however we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures are provided in the tables accompanying this press release following our GAAP financial statements.

With respect to our outlook for 2022 non-GAAP organic revenue, non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP organic revenue, operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our fiscal year 2022 financial outlook, including our outlook for organic revenue growth, non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate; management’s expectations for the impact of foreign currency and acquisitions, and for future financial and operational performance and business outlook; the impact of the COVID-19 pandemic; future economic conditions; the duration and impact of supply chain challenges; strategic investments; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the length and severity of the COVID-19 pandemic, the impact of the pandemic on global economic conditions, the length and severity of any resulting recession, the impact of supply chain challenges, continued volatility in the capital markets, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our material weaknesses in internal controls, our ability to successfully implement our restructuring initiatives and other cost reduction initiatives, changing technologies, product development and market acceptance of our products, the success of our R&D investment initiatives, the cost and pricing of our products, manufacturing, competition, loss of key personnel, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, international trade disputes, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2020, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Justin Ward

Sr. Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663–3660, ext. 1479

E: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in millions)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,068.2	$681.8
Short-term investments	100.0	50.0
Accounts receivable, net	416.9	335.3
Inventories	710.1	692.3
Other current assets	176.6	165.6

Total current assets	2,471.8	1,925.0

Property, plant and equipment, net	406.1	395.5
Goodwill, intangible assets, net and other long-term assets	772.1	728.5

Total assets	$3,650.0	$3,049.0

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$112.4	$2.2
Accounts payable	147.4	134.6
Customer advances	197.5	189.2
Other current liabilities	481.2	465.9

Total current liabilities	938.5	791.9

Long-term debt	1,221.8	842.3
Other long-term liabilities	404.9	440.5

Redeemable noncontrolling interest	0.2	—

Total shareholders’ equity	1,084.6	974.3

Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$3,650.0	$3,049.0

FOR FURTHER INFORMATION:	Justin Ward, Senior Director, Investor Relations & Corporate Development
Tel: +1 (978) 663-3660, ext. 1479
Email: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue	$683.5	$627.5	$2,417.9	$1,987.5
Cost of revenue	341.9	314.5	1,208.3	1,047.7

Gross profit	341.6	313.0	1,209.6	939.8

Operating expenses:
Selling, general and administrative	153.3	130.4	561.2	468.6
Research and development	58.1	57.1	220.8	198.0
Other charges, net	4.8	12.7	14.3	24.9

Total operating expenses	216.2	200.2	796.3	691.5

Operating income	125.4	112.8	413.3	248.3

Interest and other income (expense), net	(5.9)	(7.1)	(19.7)	(22.5)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	119.5	105.7	393.6	225.8
Income tax provision	43.5	34.4	113.0	64.4

Consolidated net income	76.0	71.3	280.6	161.4
Net income attributable to noncontrolling interest in consolidated subsidiaries	0.3	2.4	3.5	3.6

Net income attributable to Bruker Corporation	$75.7	$68.9	$277.1	$157.8

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.50	$0.45	$1.83	$1.03

Diluted	$0.50	$0.45	$1.81	$1.02

Weighted average common shares outstanding:
Basic	151.3	152.7	151.4	153.4

Diluted	152.5	153.8	152.9	154.6

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Consolidated net income	$76.0	$71.3	$280.6	$161.4
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	23.0	21.7	89.1	80.4
Stock-based compensation expense	5.3	5.1	17.2	16.0
Deferred income taxes	0.7	(23.0)	(5.8)	(22.5)
Other non-cash expenses, net	1.7	1.8	26.5	27.3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(47.6)	3.9	(95.3)	40.8
Inventories	14.3	18.1	(67.0)	(91.6)
Accounts payable and accrued expenses	15.9	12.9	61.8	(2.4)
Income taxes payable, net	(10.9)	52.0	(44.3)	42.9
Deferred revenue	0.9	(3.2)	20.3	16.9
Customer advances	28.0	19.3	18.5	51.7
Other changes in operating assets and liabilities, net	31.3	23.1	(19.2)	11.3

Net cash provided by operating activities	138.6	203.0	282.4	332.2

Cash flows from investing activities:
Purchases of short-term investments	(100.0)	(50.0)	(148.0)	(150.0)
Maturity of short-term investments	97.5	50.0	98.2	106.1
Purchases of investments held to maturity	—	(1.2)	(0.5)	(1.2)
Cash paid for acquisitions, net of cash acquired	(20.0)	(0.4)	(65.0)	(59.2)
Purchases of property, plant and equipment	(28.4)	(28.8)	(92.0)	(97.2)
Proceeds from sales of property, plant and equipment	0.9	0.1	4.9	0.2
Net proceeds from cross-currency swap agreements	1.4	1.5	10.0	8.6

Net cash used in investing activities	(48.6)	(28.8)	(192.4)	(192.7)

Cash flows from financing activities:
Repayments of revolving lines of credit	—	—	—	(305.1)
Proceeds from revolving lines of credit	—	—	—	297.5
Proceeds from 2021 Note Purchase Agreement	492.8	—	492.8	—
Repayment of other debt, net	(1.4)	(0.3)	(3.2)	(0.7)
Payment of deferred financing costs	—	—	—	(0.1)
Proceeds from issuance of common stock, net	1.1	2.2	7.0	3.3
Payment of contingent consideration	—	(1.3)	(0.4)	(7.5)
Payment of dividends to common stockholders	(6.0)	(6.1)	(24.2)	(24.6)
Repurchase of common stock	(82.2)	(68.8)	(153.3)	(123.2)
Cash payments to noncontrolling interests	—	—	—	(1.2)

Net cash provided by (used in) financing activities	404.3	(74.3)	318.7	(161.6)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.9	15.0	(22.5)	25.7

Net change in cash, cash equivalents and restricted cash	495.2	114.9	386.2	3.6
Cash, cash equivalents and restricted cash at beginning of period	576.5	570.6	685.5	681.9

Cash, cash equivalents and restricted cash at end of period	$1,071.7	$685.5	$1,071.7	$685.5

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited and in millions, except per share data)

Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income and Non-GAAP Earnings Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP operating income	$125.4	$112.8	$413.3	$248.3
Non-GAAP adjustments:
Restructuring costs	3.0	10.1	8.2	15.8
Acquisition-related costs	3.0	3.7	6.9	3.2
Purchased intangible amortization	10.2	8.9	37.4	35.7
Other costs	2.2	5.6	4.4	14.2

Total non-GAAP adjustments	$18.4	$28.3	$56.9	$68.9

Non-GAAP operating income	$143.8	$141.1	$470.2	$317.2
Non-GAAP operating margin	21.0%	22.5%	19.4%	16.0%

Interest & other expense, net	(5.9)	(7.1)	(19.7)	(22.5)

Non-GAAP profit before tax	137.9	134.0	450.5	294.7

Non-GAAP income tax provision	(47.4)	(42.7)	(126.1)	(82.9)
Non-GAAP tax rate	34.4%	31.9%	28.0%	28.1%

Minority interest	(0.3)	(2.4)	(3.5)	(3.6)

Non-GAAP net income attributable to Bruker	90.2	88.9	320.9	208.2

Weighted average shares outstanding (diluted)	152.5	153.8	152.9	154.6

Non-GAAP earnings per share	$0.59	$0.58	$2.10	$1.35

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP gross profit	$341.6	$313.0	$1,209.6	$939.8
Non-GAAP adjustments:
Restructuring costs	1.8	2.5	3.4	3.8
Acquisition-related costs	0.6	0.3	0.7	0.8
Purchased intangible amortization	5.2	4.8	20.2	19.9
Other costs	1.0	3.8	1.1	3.7

Total non-GAAP adjustments	8.6	11.4	25.4	28.2

Non-GAAP gross profit	$350.2	$324.4	$1,235.0	$968.0

Non-GAAP gross margin	51.2%	51.7%	51.1%	48.7%

Reconciliation of GAAP Selling, General and Administrative (SG&A) Expenses to Non-GAAP SG&A Expenses

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP SG&A expenses	$153.3	$130.4	$561.2	$468.6
Non-GAAP adjustments:
Purchased intangible amortization	(5.0)	(4.2)	(17.2)	(15.8)

Non-GAAP SG&A expenses	$148.3	$126.2	$544.0	$452.8

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

(unaudited and in millions, except per share data)

Reconciliation of GAAP Tax Rate to Non-GAAP Tax Rate

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP tax rate	36.4%	32.5%	28.7%	28.5%
Non-GAAP adjustments:
Tax impact of non-GAAP adjustments	(1.6%)	(0.1%)	(0.8%)	(0.5%)
Stock Compensation	0.1%	(0.1%)	0.4%	0.1%
U.S. Tax Reform – Toll Charge	—	(0.2%)	—	(0.1%)
Other discrete items	(0.5%)	(0.2%)	(0.3%)	0.1%

Total non-GAAP adjustments	(2.0%)	(0.6%)	(0.7%)	(0.4%)

Non-GAAP tax rate	34.4%	31.9%	28.0%	28.1%

Reconciliation of GAAP Earnings Per Share to Non-GAAP Earnings Per Share (Diluted)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP earnings per share (diluted)	$0.50	$0.45	$1.81	$1.02
Non-GAAP adjustments:
Restructuring costs	0.02	0.07	0.05	0.10
Acquisition-related costs	0.02	0.02	0.05	0.02
Purchased intangible amortization	0.06	0.06	0.24	0.23
Other costs	0.02	0.04	0.04	0.09
Income tax rate differential	(0.03)	(0.06)	(0.09)	(0.11)

Total non-GAAP adjustments	0.09	0.13	0.29	0.33

Non-GAAP earnings per share (diluted)	$0.59	$0.58	$2.10	$1.35

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP operating cash flow	$138.6	$203.0	$282.4	$332.2
Non-GAAP adjustments:
Purchases of property, plant and equipment	(28.4)	(28.8)	(92.0)	(97.2)

Non-GAAP Free Cash Flow	$110.2	$174.2	$190.4	$235.0

Reconciliation of Non-GAAP Return on Invested Capital (ROIC)

	Twelve Months Ended December 31,
	2021	2020
Non-GAAP operating income	$470.2	$317.2
Less: Non-GAAP income tax provision	(126.1)	(82.9)

Non-GAAP operating income after tax	$344.1	$234.3

Average Total Invested Capital
Average Long-Term Debt	$1,033.1	$827.6
Average Current portion of Long-Term Debt	57.3	1.4
Average Total Shareholder’s Equity	1,029.6	956.3
Less: Average Cash and Cash Equivalents	875.0	680.1

Average Total Invested Capital	$1,245.0	$1,105.2

Return on Invested Capital (ROIC)	27.6%	21.2%

Bruker Corporation

REVENUE

(unaudited and in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue by Group:
Bruker BioSpin	$196.6	$201.9	$691.0	$600.0
Bruker CALID	239.7	209.4	819.6	653.9
Bruker Nano	192.9	163.4	697.5	556.1
BEST	57.8	54.7	223.8	189.5
Eliminations	(3.5)	(1.9)	(14.0)	(12.0)

Total revenue	$683.5	$627.5	$2,417.9	$1,987.5

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue by End Customer Geography:
United States	$159.0	$123.8	$601.0	$455.9
Europe	274.4	272.1	920.7	764.7
Asia Pacific	203.3	195.8	729.1	629.1
Other	46.8	35.8	167.1	137.8

Total revenue	$683.5	$627.5	$2,417.9	$1,987.5

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	Total Bruker		Total Bruker
GAAP revenue as of prior comparable period	$627.5	$599.9	$1,987.5	$2,072.6
Non-GAAP adjustments:
Acquisitions and divestitures	1.8	2.6	8.1	10.5
Organic	71.6	(2.4)	379.0	(125.0)
Currency	(17.4)	27.4	43.3	29.4

Total non-GAAP adjustments	56.0	27.6	430.4	(85.1)

GAAP revenue	$683.5	$627.5	$2,417.9	$1,987.5

Revenue growth	8.9%	4.6%	21.7%	-4.1%
Organic revenue growth	11.4%	-0.4%	19.1%	-6.0%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	Bruker Scientific Instruments (1)		Bruker Scientific Instruments (1)
GAAP revenue as of prior comparable period	$574.7	$546.6	$1,810.0	$1,877.6
Non-GAAP adjustments:
Acquisitions and divestitures	1.8	2.7	8.1	9.6
Organic	68.0	1.2	351.4	(103.5)
Currency	(15.3)	24.2	38.6	26.3

Total non-GAAP adjustments	54.5	28.1	398.1	(67.6)

GAAP revenue	$629.2	$574.7	$2,208.1	$1,810.0

Revenue growth	9.5%	5.1%	22.0%	-3.6%
Organic revenue growth	11.8%	0.2%	19.4%	-5.5%

(1)	Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI Life Science and BSI Nano Segments as presented in our 2020 Form 10-K.

Bruker Corporation

REVENUE - Continued

(unaudited and in millions)

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth - Continued

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	BEST, net of Intercompany Eliminations		BEST, net of Intercompany Eliminations
GAAP revenue as of prior comparable period	$52.8	$53.3	$177.5	$195.0

Non-GAAP adjustments:
Acquisitions and divestitures	—	(0.1)	—	0.9
Organic	3.6	(3.6)	27.6	(21.5)
Currency	(2.1)	3.2	4.7	3.1

Total non-GAAP adjustments	1.5	(0.5)	32.3	(17.5)

GAAP revenue	$54.3	$52.8	$209.8	$177.5

Revenue growth	2.8%	-0.9%	18.2%	-9.0%
Organic revenue growth	6.8%	-6.8%	15.5%	-11.0%